Exhibit 99.1
Western Alliance Bancorporation Announces Closing of
$50 Million Capital Raise
LAS VEGAS—(BUSINESS WIRE)—August 24, 2010—Western Alliance Bancorporation (NYSE:WAL) announced today that it raised over $50 million through its previously announced public offering by issuing 8,050,000 shares of common stock, including 1,050,000 shares pursuant to the exercise of the underwriter’s over-allotment option. The net proceeds of the offering, underwritten through Keefe, Bruyette & Woods, Inc., were approximately $48 million.
The Company intends to use the proceeds for general corporate purposes, including making capital injections into its banking subsidiaries.
“Western Alliance’s consistent ability to raise capital continues to underscore the value of our franchise,” said Robert Sarver, Chairman and CEO of Western Alliance Bancorporation. “This added capital not only strengthens our balance sheet, but also furthers our ability to grow while maintaining strong capital levels at our affiliates.”
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. A written prospectus for this offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended (other than a free writing prospectus as defined in Securities Act Rule 405) may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559.
About Western Alliance Bancorporation
Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Shine Investment Advisory Services, and Premier Trust. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “expect,” “estimate,” “plan,” “will,” “look forward,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; other factors affecting the financial services industry generally or the banking industry in particular; and other factors described in our 2009 Form 10-K and other documents filed by us with the Securities and Exchange Commission. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.
CONTACT:
Western Alliance Bancorporation, Las Vegas
Dale Gibbons, 702-248-4200